                                                                      EXHIBIT 11


                             BELLSOUTH CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE



                        For the Three Month Period                    For the Six Month Period
                                  Ended                                        Ended
                                 June 30,                                     June 30,
                        ---------------------------                   ------------------------
                         2001                  2002                    2001               2002
                         ----                  ----                    ----               ----
Basic Earnings Per Common Share:

Net Income              $  880                $  293                  $1,771             $  163
                        ======                ======                  ======             ======

Weighted average
shares
Outstanding              1,874                 1,875                   1,873              1,877
                        ======                ======                  ======             ======

Earnings Per
Common share            $  .47                $  .16                  $  .95             $  .09
                        ======                ======                  ======             ======

                                                                      EXHIBIT 11

                             BELLSOUTH CORPORATION
                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)

                                    For the Three Month Period     For the Six Month Period
                                          Ended June 30,                Ended June 30,
                                    --------------------------     ------------------------
                                     2001                2002       2001              2002
                                    ------              ------     ------            ------
Diluted Earnings per Common Share:

Net Income                          $  880              $  293     $1,771            $  163
                                    ======              ======     ======            ======
Weighted average shares
Outstanding                          1,874               1,875      1,873             1,877

Incremental shares from Assumed
exercise of stock options and
payment of performance share
awards                                  12                   7         13                 8
                                    ------              ------     ------            ------

Total Shares                         1,886               1,882      1,886             1,885
                                    ======              ======     ======            ======

Earnings Per Common Share           $  .47              $  .16     $  .94            $  .09
                                    ======              ======     ======            ======